Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: Siew Wai Yong Chairman & CEO (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Reports Improved Third Quarter Results

$7.47 Book Value; $4.04 in Cash, Short-Term Deposits Per Share

Van Nuys, CA – May 13, 2024 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the third quarter and first nine months of fiscal 2024.

Fiscal 2024 Third Quarter Results

For the three months ended March 31, 2024, total revenue increased 6% to $10,398,000 compared to $9,842,000 for same quarter last year. Manufacturing segment revenue increased 62% to $4,813,000, compared to $2,963,000 for the same quarter last year. Distribution segment revenue increased 51% to $1,783,000, compared to $1,179,000 for the same period last year. Testing Services segment revenue decreased 33% to $3,796,000 from $5,697,000 for the same quarter last year.

Overall gross margin increased 10% to $2,703,000, or 26% of revenue, compared to $2,458,000, or 25% of revenue for the same period last year. The increase in gross margin reflects improved operations in the Manufacturing and Distribution segments, partially offset by lower gross margin in Testing Services.

Total operating expenses for the third quarter of fiscal 2024 increased to $2,644,000, or 25% of revenue, from $2,495,000, or 25% of revenue, in the same quarter last year.

Pre-tax Income from continuing operations increased to $306,000, compared to pre-tax income from continuing operations of $57,000 for the same quarter last year.

Net income attributable to Trio-Tech International Common Shareholders for the three months ended March 31, 2024 increased to $70,000, or $0.02 per diluted share, which included non-cash stock compensation expense of $338,000. This compares to a net loss for the third quarter of fiscal 2023 of $7,000, or $0.00 per diluted share, which included non-cash stock compensation expense of $283,000.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, "Higher capital spending by our key customers and increased backlog enabled the Manufacturing segment to achieve a 62% revenue gain in the seasonally weakest quarter of our fiscal year. Increasing demand for electronic components and display products, a market we specifically targeted for growth in the past year, drove a 51% increase in Distribution revenue. We are cautiously optimistic that these favorable trends in revenue and profitability for these two segments of our business will continue throughout this calendar year.

“The performance of our Testing Services segment reflects continued weakness in global semiconductor demand. The cost control measures we have implemented across the Company have enabled Trio-Tech to maintain solid margins despite the decline in revenue in the Testing Services segment. We are confident that our tight manufacturing cost controls, strong cash flow and attention to market developments position Trio-Tech to exploit any near-term opportunities and developments in the semiconductor industry.”

Fiscal 2024 Nine Months Results

For the first nine months of fiscal 2024, revenue decreased 5% to $32,566,000 compared to $34,171,000 for the first nine months of fiscal 2023. Manufacturing revenue increased 8% to $12,488,000 from 11,592,000 for the first nine months of fiscal 2023. Distribution revenue increased 33% to $6,453,000 from $4,855,000 for the first nine months from fiscal 2023. Testing Services revenue decreased 23% to $13,606,000 from 17,709,000 for the first nine months of fiscal 2023.

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16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Improved Third Quarter Results

May 13, 2024

Page Two

Gross margin for the first nine months of fiscal 2023 decreased 14% to $8,077,000, or 25% of revenue, compared to $9,415,000, or 27% of revenue, for the same period last year.

Operating expenses were $7,342,000, or 23% of revenue, for this year’s first nine months compared to $7,316,000, or 21% of revenue, for the same period a year ago.

Net income attributable to Trio-Tech International Common Shareholders for the first nine months of fiscal 2024 was $807,000, or $0.19 per diluted share. This compares to net income of $1,382,000, or $0.33 per diluted share, for the first nine months of fiscal 2023.

Balance Sheet Highlights

Shareholders’ equity at March 31, 2024 increased to $31,452,000, or $7.47 per outstanding share, compared to shareholders’ equity of $29,571,000, or $7.21 per outstanding share, at June 30, 2023. Cash, cash equivalents and short-term deposits at March 31, 2024 increased to $17,025,000, or $4.04 per outstanding share, compared to $14,210,000, or $3.47 per outstanding share, at June 30, 2023.

Trio-Tech reported total non-current liabilities at March 31, 2024 of $1,839,000. This compares to total non-current liabilities at June 30, 2023 of $3,289,000.

There were approximately 4,210,305 common shares outstanding at March 31, 2024 compared to approximately 4,096,680 at June 30, 2023.

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing and Jiangsu in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; or the divestiture in the future of one or more business segments; among other factors, changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S. and China; inflation; the war in Ukraine and Russia, the war between Israel and Hamas; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

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TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue
Manufacturing	$4,813	$2,963	$12,488	$11,592
Testing Services	3,796	5,697	13,606	17,709
Distribution	1,783	1,179	6,453	4,855
Real Estate	6	3	19	15
	10,398	9,842	32,566	34,171
Cost of Sales
Cost of manufactured products sold	3,594	2,451	9,252	8,825
Cost of testing services rendered	2,601	3,940	9,849	11,813
Cost of distribution	1,482	975	5,334	4,064
Cost of real estate	18	18	54	54
	7,695	7,384	24,489	24,756
Gross Margin	2,703	2,458	8,077	9,415

Operating Expenses:
General and administrative	2,351	2,248	6,326	6,472
Selling	204	160	639	526
Research and development	89	87	305	311
Loss on disposal of property, plant and equipment	--	--	72	7
Total operating expenses	2,644	2,495	7,342	7,316

Income (Loss) from Operations	59	(37)	735	2,099

Other Income (Expenses)
Interest expenses	(17)	(29)	(63)	(83)
Other income (expenses), net	252	40	366	(49)
Government grant	12	83	89	108
Total other income (expenses)	247	94	392	(24)

Income from Continuing Operations before Income Taxes	306	57	1,127	2,075
Income Tax Expenses	(142)	(8)	(274)	(474)
Income from Continuing Operations before Non-controlling Interest, net of tax	164	49	853	1,601
(Loss) Income from Discontinued Operations, net of tax	(1)	5	3	(4)

NET INCOME	163	54	856	1,597

Less: Net income Attributable to Non-controlling Interest	93	61	49	215
Net Income (Loss) Attributable to Trio-Tech International	70	(7)	807	1,382
Net Income Attributable to Trio-Tech International:
Income (Loss) from Continuing Operations, net of tax	71	(10)	801	1,384
(Loss) Income from Discontinued Operations, net of tax	(1)	3	6	(2)
Net Income (Loss) Attributable to Trio-Tech International	$70	$(7)	$807	$1,382

Basic Earnings per Share	$0.02	$0.00	$0.19	$0.34
Diluted Earnings per Share	$0.02	$0.00	$0.19	$0.33

Weighted Average Shares Outstanding - Basic	4,176	4,075	4,131	4,075
Weighted Average Shares Outstanding - Diluted	4,282	4,159	4,274	4,161

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
UNAUDITED (IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Comprehensive (Loss) / Income Attributable to Trio-Tech International:

Net income	$163	$54	$856	$1,597

Foreign Currency Translation, net of tax	(753)	166	222	521

Comprehensive (Loss) Income	(590)	220	1,078	2,118

Less: Comprehensive Income (Loss) Attributable to Non-controlling Interest	93	(85)	49	127

Comprehensive (Loss) Income Attributable to Trio-Tech International	$(683)	$305	$1,029	$1,991

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2024	2023
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,716	$7,583
Short-term deposits	6,309	6,627
Trade account receivables, net	10,083	9,804
Other receivables	1,089	939
Inventories, net	2,742	2,151
Prepaid expenses and other current assets	577	694
Assets held for sale	--	274
Financed sales receivable	--	16
Restricted term deposits	754	739
Total current assets	32,270	28,827

NON-CURRENT ASSETS:
Deferred tax assets	117	100
Investment properties, net	433	474
Property, plant and equipment, net	6,081	8,344
Operating lease right-of-use assets	2,277	2,609
Other assets	149	116
Restricted term deposits	1,760	1,716
Total non-current assets	10,817	13,359
TOTAL ASSETS	$43,087	$42,186

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,406	$1,660
Accrued expense	3,904	4,291
Contract liabilities	1,499	1,277
Income taxes payable	328	418
Current portion of bank loans payable	308	475
Current portion of finance leases	56	107
Current portion of operating leases	1,295	1,098
Total current liabilities	9,796	9,326

NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	676	877
Finance leases, net of current portion	10	42
Operating leases, net of current portion	982	1,511
Income taxes payable, net of current portion	141	255
Deferred tax liabilities	3	10
Other non-current liabilities	27	594
Total non-current liabilities	1,839	3,289
TOTAL LIABILITIES	$11,635	$12,615

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,210,305 and 4,096,680 shares issued and outstanding at March 31, 2024 and June 30, 2023, respectively	13,194	12,819
Paid-in capital	5,494	5,066
Accumulated retained earnings	11,570	10,763
Accumulated other comprehensive income-translation adjustments	984	758
Total Trio-Tech International shareholders' equity	31,242	29,406
Non-controlling interest	210	165
TOTAL EQUITY	31,452	29,571
TOTAL LIABILITIES AND EQUITY	$43,087	$42,186